Exhibit 99.3

EXOPACK HOLDING CORP.

OFFER FOR ALL OUTSTANDING

10% SENIOR NOTES DUE 2018

WHICH HAVE NOT BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

IN EXCHANGE

FOR

10% SENIOR NOTES DUE 2018

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

(THE “EXCHANGE OFFER”)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

            , 2011

TO OUR CLIENTS:

Enclosed for your consideration is the Prospectus dated                     , 2011 (as the same may be further amended or supplemented from time to time, the “Prospectus”) and a related form of Letter of Transmittal and instructions thereto (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by Exopack Holding Corp. (the “Company”) to exchange 10% Senior Notes due 2018 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for its outstanding 10% Senior Notes due 2018 that have not been registered under the Securities Act (the “Old Notes”).

WE ARE THE REGISTERED HOLDER OF OLD NOTES HELD BY US FOR YOUR ACCOUNT. A SUBMISSION OF ANY SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE BLUE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO SUBMIT OLD NOTES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish us to submit any or all of the Old Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us to submit your Old Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to submit Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended. Old Notes submitted pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for all outstanding Old Notes.

2. Holders who submit their Old Notes in the Exchange Offer will not be entitled to receive any payment in respect of accrued and unpaid interest on Old Notes accepted for exchange through the Expiration Date.

3. Any transfer taxes incident to the transfer of Old Notes from the submitting holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 P.M., New York City time, on                     , 2011, unless extended by the Company.

If you wish to have us submit any or all of the Old Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Exopack Holding Corp.

This will instruct you whether to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned pursuant to terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

☐	Please tender the Old Notes held by you for my account.

☐	Please do not tender any Old Notes held by you for my account.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the undersigned is not engaged in, and does not intend to engage in, the distribution of the New Notes; and

•

if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes.

Date:                         ,

Signature(s)*

Please print name(s) here

Principal Amount of Old Notes to be Submitted:

$
Please type or print address

Area code and telephone number

Taxpayer Identification or Social Security Number

My account number with you

*	UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO SUBMIT ALL OLD NOTES OF SUCH BENEFICIAL OWNER(S).